EXHIBIT 5.1
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                   [LETTERHEAD OF EPSTEIN BECKER & GREEN P.C.]



                                                                 January 8, 2002




ON Technology Corporation
Waltham Woods
880 Winter Street, Building Four
Waltham, Massachusetts  02451

            Re: ON Technology Corporation -- Amended and Restated 1992 Employee and Consultant Stock Option and Incentive Plan

Ladies and Gentlemen:

            We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 1,600,000 shares of common stock, par value $0.01 per share (the "Common Stock") of ON Technology Corporation, a Delaware Corporation (the "Company"), issuable under the Company's Amended and Restated 1992 Employee and Consultant Stock Option and Incentive Plan (the "Plan").

            In connection with this opinion, we have examined the Certificate of Incorporation and By-laws of the Company, each as amended to date; we have reviewed all pertinent records of meetings of the Board of Directors and stockholders of the Company; and we have reviewed the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion. In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

            We are members of the Bar of The Commonwealth of Massachusetts and do not hold ourselves out as being conversant with and express no opinion herein with respect to the laws of any jurisdiction other than those of the United States of America, The Commonwealth of Massachusetts, and the corporation law of the State of Delaware.

            Based upon and subject to the foregoing, we are of the opinion that the Company has duly authorized for issuance the shares of its Common Stock covered by the Registration


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ON Technology Corporation
January 8, 2002
Page 2


Statement to be issued under the Plan, as described in the Registration Statement, and such shares, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.

            We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.

                                         Very truly yours,

                                         EPSTEIN BECKER & GREEN, P.C.



                                         By: /s/ GABOR GARAI
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                                            Gabor Garai, Member